UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  May 1, 2012

Mid Penn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692-2133
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. (the “Company”), held on May 1, 2012, Edwin D. Schlegel, Chairman,  and Donald E. Sauve retired from the Board of Directors of the Company.

On the same date, at the corporate organization meeting held following the Annual Meeting of Shareholders, Robert C. Grubic was appointed Chairman, and William A. Specht, III was appointed Vice-Chairman of the Board of Directors of the Company.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 1, 2012, Mid Penn Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated March 26, 2012.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected three individuals to serve as Class B members of the Board of Directors to serve for a three-year term and until their successors are elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven T. Boyer	2,399,207	39,298	682,074
Jere M. Coxon	2,413,368	25,136	682,074
Rory G. Ritrievi	2,389,393	49,111	682,074

Proposal No. 2.  The Company’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in the Company’s Proxy Statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,124,908	239,552	74,044	682,075

Proposal No. 3.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, of Harrisburg, Pennsylvania, as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,092,409	16,593	11,576	-

 Item 7.01     Regulation FD Disclosure.

The slides used and presented at the Annual Meeting of Shareholders are attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: May 3, 2012

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President & Chief Executive Officer

Exhibit Number	Exhibits

99.1	Slides from the Annual Meeting of Shareholders